Exhibit 10.3

(TLD Funding Group letterhead)


                           PROMISSORY NOTE - GUARANTY

     In consideration of value received, GOLD AND MINERALS COMPANY, INC. AN ARIZONA CORPORATION, AND LARRY LOZENSKY (hereinafter "Borrowers") do hereby jointly and severally promise to pay to CEE & GEE FUNDING, INC. dba TLD funding Group an Arizona corporation (hereinafter "Lender") the amount of $365,947.03, such amount accruing interest at the rate of 1.5% per month. This amount is to be paid with interest only for a period of 36 months subject to review by the lender on an annual basis.

         First payment due on July 15th, with 21 days of interim interest to charged at $182.97 per day.

         Security Interest as specified in the appropriate UCC-1 Filing.

     Such payments shall be first applied to interest and then to the principal. Payments will be due and payable on a mutually agreed to day of the month between the lender and the borrower. Payments not made within five (5) days of due date and shall be subject to a late charge of 5% of said payment. This Note may be paid in full at any time without penalty charges. Lender reserves the right to demand payment, in full or in part, with accrued interest charges, at any time with due cause of fraud, neglect, or malfeasance. Borrower agrees to pay all reasonable expenses, including court costs and attorney fees, as may be incurred during collection proceedings in the event of default on this Note. Each maker, surety, guarantor or endorser of this note waives presentation of payment, notice of non-payment, protest and notice of protest and agrees to all extensions, renewals, or release, discharge or exchange of any other party or collateral without notice.


GOLD AND MINERALS, INC., (Borrowers)          TLD FUNDING GROUP (Lender)

(Signature)                                   (Signature:
Larry Lozensky, President  5/25/99            John R. Balding, President 5/25/99

(Signature)
Larry Lozensky, Individual 5/25/99